FLAHERTY & CRUMRINE FUNDS
Flaherty & Crumrine/Claymore Preferred Securities Income Fund

EXHIBIT TO ITEM 77Q1
Policies with respect to security investments

The Investment Policy Modification is incorporated by reference in Flaherty & Crumrine/Claymore Preferred
Securities Income Fund Form Type 8-K, dated February 3,
2011 (Accession No. 0000950123-11-008734).